Exhibit 10.33

AMENDMENT TO THE

NATIONAL SEMICONDUCTOR CORPORATION

STOCK OPTION PLAN

1997 EMPLOYEES STOCK OPTION PLAN

EXECUTIVE OFFICER STOCK OPTION PLAN

2007 EMPLOYEES EQUITY PLAN

2005 EXECUTIVE OFFICER EQUITY PLAN

Effective April 4, 2011

This Amendment to the National Semiconductor Corporation Stock Option Plan (the “Stock Option Plan”), 1997 Employees Stock Option Plan (the “1997 Plan”), Executive Officer Stock Option Plan (the “Executive Officer Plan,” together with the Stock Option Plan and the 1997 Plan, the “Option Plans”), 2007 Employees Equity Plan (the “2007 Plan”) and 2005 Executive Officer Equity Plan (the “2005 Plan,” together with the Option Plans and the 2007 Plan, the “Plans”) is effective as of the date first set forth above (this “Amendment”), this Amendment being approved by the Board of Directors (the “Board”) of National Semiconductor Corporation., a Delaware corporation (the “Company”), on April 4, 2011, in accordance with Section 11(a) of the Option Plans and Section 11.2 of the 2005 Plan and the 2007 Plan.  Capitalized but undefined terms shall have the meanings provided in the respective Plans.

As of result of the foregoing approvals, the Plans are hereby amended as follows:

1.     Section 9(a) of the Option Plans is hereby amended and restated in its entirety as follows:

“(a) The purchase price for all shares purchased pursuant to options exercised must be either paid in full in cash or check, or by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which optionee shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Corporation by reason of such exercise and (2) to the Corporation to deliver the certificates for the purchased shares of Common Stock directly to such brokerage firm in order to complete the sale; (B) the withholding of shares of Common Stock otherwise issuable upon exercise; and (C) by any other method as may be permitted by the Committee.”

2.     Section 6.6.2 of the 2007 Plan is hereby amended and restated in its entirety as follows:

“6.6.2              Upon the exercise of any Options, the Exercise Price shall be payable to the Company in full in cash or check, or by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased Shares of Common Stock directly to such brokerage firm in order to complete the sale; (B) the withholding of Shares of Common Stock otherwise issuable upon exercise; and (C) by any other method as may be permitted by the Committee.  As soon as practicable after receipt of a notification of exercise and full payment for the shares of Common Stock purchased, the Company shall deliver to the Participant (or to one of the Company’s preferred brokers that is designated by the Participant), share certificates (which may be in book entry form) representing such shares.”

3.     Section 7.7.2 of the 2005 Plan is hereby amended and restated in its entirety as follows:

“7.7.2              Upon the exercise of any Options, the Exercise Price shall be payable to the Company in full in cash or check, or by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased Shares of Common Stock directly to such brokerage firm in order to complete the sale; (B) the withholding of Shares of Common Stock otherwise issuable upon exercise; and (C) by any other method as may be permitted by the Committee. As soon as practicable after receipt of a notification of exercise and full payment for the shares of Common Stock purchased, the Company shall deliver to the Participant (or to one of the Company’s preferred brokers that is designated by the

Participant), share certificates (which may be in book entry form) representing such shares.”

4.     Except as specifically provided for in this Amendment, the terms of the Plans shall be unmodified and shall remain in full force and effect.

The undersigned, being the duly elected and acting Secretary of the Company, hereby certifies that this Amendment was duly approved and adopted by the Board of Directors effective as of the date first referenced above.

By:
[Name]
Secretary